Exhibit 99.2

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1100 Main Street

Suite 1830

Kansas City, Missouri 64105

816.421.7444

FAX 816.221.2130

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TPG CEO, Inc.

Rescue Services

TPG Financial, Inc.

Owner Representation

TPG Management, Inc.

Asset Management

TPG System, Inc.

Managed Financial and

Accounting Systems

TPG, Inc.

Administrative Services

TPG Sanibel Holiday, L.C.

Virtual Resort Services

TPG Capital, Inc.

Investments

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Chicago, Illinois Office

708.422.5454

Sanibel, Florida Office

941.472.6565

February 15, 2013

Re:  DiVall Insured Income Properties 2, L.P. (the “Partnership”)

Dear Limited Partner:

Each limited partner who has a qualified plan is subject to annual reporting requirements under the Employee Retirement Income Security Act of 1974 (ERISA).

To assist you in filing this information for your investment in DiVall Insured Income Properties 2 Limited Partnership, we have estimated the Net Unit Value of each interest of the Partnership to approximate $340 at December 31, 2012.

Because no formal market exists for the Partnership’s interest, actual sales prices of interests may vary. In addition, there is no assurance that these values will be obtained upon the future sale of the Partnership’s assets.

If you have any questions or need additional assistance, please contact Investor Relations at 800-547-7686.

Sincerely,

The Provo Group, Inc., General Partner

By:  /s/ Bruce A. Provo

        Bruce A. Provo, its President